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EXHIBIT 10.62

AMENDMENT NUMBER TWO TO
LOAN AND SECURITY AGREEMENT

    THIS AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT (this "Amendment"), is entered into as of May   , 2001, between FOOTHILL CAPITAL CORPORATION, a California corporation, ("Foothill"), and NETWORK COMPUTING DEVICES, INC., a Delaware corporation ("Borrower"), with reference to the following facts:

    WHEREAS, Foothill and Borrower are parties to that certain Loan and Security Agreement, dated as of March 30, 2000 (as amended, restated, or modified from time to time, the "Agreement");

    WHEREAS, Borrower has requested that Foothill, among other things, remove the domestic availability limit from the calculation of the Borrowing Base in order to increase Availability; and

    WHEREAS, Foothill is willing to consent to the removal of the domestic availability limit and to make certain amendments and take other actions with respect to the Agreement, all on the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained herein, Foothill and Borrower hereby agree as follows:

    1.  Defined Terms.  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement, as amended hereby.

    2.  Amendments to the Agreement.

      (a) Clause (a) of the definition of "Eligible Foreign Accounts" contained in Section 1.1 of the Agreement hereby is amended and restated in its entirety as follows:

        (a) Foreign Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Foreign Accounts that are more than 60 days past due; provided, however, that with respect to Foreign Accounts as to which Adtcom is the Account Debtor, such Foreign Accounts shall not be deemed Eligible Foreign Accounts in the event Adtcom has failed to pay such Foreign Accounts within 60 days of original invoice date or such Foreign Accounts are more than 30 days past due, such revised dating terms with respect to Foreign Accounts as to which Adtcom is the Account Debtor to be effective on and after May 31, 2001 unless such revised dating terms are applied prior to such date in the sole discretion of Foothill;

      (b) Section 1.1 of the Agreement hereby is amended by adding or amending and restating, as applicable, the following defined terms in the proper alphabetical order:

        "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and including the date of the execution and delivery of this Agreement up to the first anniversary of the Closing Date, 1.0% times the Maximum Amount, (b) during the period of time from and including the first anniversary of the Closing Date up to the second anniversary of the Closing Date, .667% times the Maximum Amount, and (c) during the period of time from and including the second anniversary of the Closing Date and thereafter, .334% times the Maximum Amount; provided, however, that if the Obligations are repaid in full in cash and this Agreement is terminated concurrent with a secondary public offering by Borrower of its common Stock, a private placement by Borrower of its Stock, the issuance of subordinated debt by Borrower, the sale of all or substantially all of Borrower's Stock or Assets, or a refinancing of the Obligations by a commercial banking unit of Wells Fargo, then, in any such case, the Applicable Prepayment Premium shall be an amount equal to (a) during the period of time from and including the date of the execution and delivery of this Agreement up to the first anniversary of the Closing Date, .5% times the Maximum Amount, (b) during the period of time from and including the first anniversary of the Closing Date up to the second anniversary of the Closing Date, .334% times the Maximum

    Amount, and (c) during the period of time from and including the second anniversary of the Closing Date and thereafter, 0.167% times the Maximum Amount.

        "EBITDA" means, for any period, determined on a consolidated basis, the sum of (a) net income (or net loss) exclusive of any reduction in the bad debt reserves to the extent any such reduction results in an increase in net income, (b) interest expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense, and (f) non-cash charges relating to non-recurring write downs of goodwill, furniture, fixtures and equipment, in each case determined in accordance with GAAP for such period.

      (c) Clause (z) of Section 2.1(a) of the Agreement hereby is amended and restated in its entirety as follows:

        (z) the least of

      (i)
      the result of:

            (A) the lesser of 75% of Eligible Foreign Accounts, plus

            (B) the lesser of (1) 75% of Eligible Extended Term Foreign Accounts, and (2) the result of $1,000,000 minus the amount of Availability created pursuant to clause (y)(i)(B) above, minus

            (C) the aggregate amount of Foreign Exchange Reserves;

      (ii)
      $7,500,000;

      (iii)
      the amount of Availability created pursuant to clause (y) above;

      (iv)
      an amount equal to a percentage (to be determined by Foothill from time to time in its Permitted Discretion) of Borrower's Collections with respect to Foreign Accounts for a period of time (to be determined by Foothill from time to time in its Permitted Discretion) preceding any date of determination of the Borrowing Base; and

      (v)
      an amount not to exceed 70% of total Availability as of any date of determination.

      (d) Section 7.20 of the Agreement hereby is amended and restated in its entirety as follows:

        7.20 Financial Covenants. Fail to maintain:

          (a) Tangible Net Worth. Tangible Net Worth as of each date set forth below of at least the amount corresponding thereto:

Date	Amount
June 30, 2001	$(103,000)
September 30, 2001	$3,374,000
December 31, 2001	$4,387,000

          On or before September 30, 2001, Borrower shall deliver to Foothill revised Projections, in form and substance satisfactory to Foothill, covering the period from January 1, 2002, through December 31, 2002. Upon receipt of such revised Projections, Foothill shall establish, in its Permitted Discretion, minimum Tangible Net Worth amounts to be measured as of the last day of each fiscal quarter of Borrower's 2002 fiscal year commencing with the fiscal quarter ending March 31, 2002. Additionally, on or before September 30, 2002, Borrower shall deliver to Foothill, revised Projections, in form and substance satisfactory to Foothill, covering the period from January 1, 2003 through December 31, 2003. Upon receipt of such revised Projections, Foothill shall establish, in its Permitted Discretion, minimum Tangible Net Worth amounts to be measured as of the last day of each fiscal quarter of Borrower's 2003 fiscal year commencing with the fiscal quarter ending

      March 31, 2003. The failure to so deliver such revised Projections constitutes an Event of Default.

          (b) Minimum EBITDA. EBITDA, measured on a fiscal quarter-end basis, in an amount at least equal to the required amount set forth in the following table for the applicable period set forth opposite thereto:

Required Amount	Applicable Period
$38,000	For the 3 month period ending June 30, 2001
$1,009,000	For the 3 month period ending September 30, 2001
$1,710,000	For the 3 month period ending December 31, 2001

          Notwithstanding anything to the contrary in Section 6.3, Borrower shall provide to Foothill as soon as available, but in any event within 30 days after the end of the above referenced fiscal quarters, its financial statements for the previous fiscal quarter. On or before September 30, 2001, Borrower shall deliver to Foothill revised Projections, in form and substance satisfactory to Foothill, covering the period from January 1, 2002, through December 31, 2002. Upon receipt of such revised Projections, Foothill shall establish, in its Permitted Discretion, minimum EBITDA amounts to be measured as of the last day of each fiscal quarter of Borrower's 2002 fiscal year commencing with the fiscal quarter ending March 31, 2002. Additionally, on or before September 30, 2002, Borrower shall deliver to Foothill, revised Projections, in form and substance satisfactory to Foothill, covering the period from January 1, 2003 through December 31, 2003. Upon receipt of such revised Projections, Foothill shall establish, in its Permitted Discretion, minimum EBITDA amounts to be measured as of the last day of each fiscal quarter of Borrower's 2003 fiscal year commencing with the fiscal quarter ending March 31, 2003. The failure to so deliver such revised Projections constitutes an Event of Default.

    3.  Removal of Foreign Availability Cap.  Foothill hereby agrees, from and after the effectiveness of this Amendment, and until such time as Foothill in its sole and absolute discretion determines to reapply such limitation; and from time to time thereafter, again subject to Foothill discretion, not to limit Availability provided by Eligible Foreign Accounts through the application of subclause (iii) of clause (z) of Section 2.1(a), but to permit Availability provided by Eligible Foreign Accounts to exceed Availability provided by Domestic Eligible Accounts, subject to the other requirements of Section 2.1(a)(z).

    4.  Representations and Warranties.  Borrower hereby represents and warrants to Foothill that:

      (a) the execution, delivery, and performance of this Amendment and of the Agreement, as amended by this Amendment, are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected,

      (b) this Amendment and the Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms, and

      (c) this Amendment has been duly executed and delivered by Borrower.

    5.  Amendment Fee.  Borrower shall pay to Foothill an amendment fee of $150,000, which fee shall be fully earned as of the effectiveness of this Amendment, but which fee shall be payable in twelve equal installments of $12,500, such installments payable on the first day of May, 2001 and continuing monthly until and including the first day of April, 2002.

    6.  Conditions Precedent to Amendment.  The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment:

      (a) Foothill shall have received the reaffirmation and consent attached hereto as Exhibit A, duly executed and delivered by an authorized officer of each Guarantor;

      (b) The representations and warranties in this Amendment, the Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

      (c) No Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

      (d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against Borrower or Foothill; and

      (e) All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

    7.  Notice.  Notwithstanding previous practice under the Agreement, Foothill hereby notifies Borrower that as of May 15, 2001 Foothill shall strictly adhere to Section 2.8 of the Agreement.

    8.  Miscellaneous.

      (a) Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

      (b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

      (c) This Amendment shall be governed by and construed in accordance with the laws of the State of California.

      (d) This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

    [Remainder of page left intentionally blank]

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

NETWORK COMPUTING DEVICES, INC., a Delaware corporation
By:
Name:
Title:
FOOTHILL CAPITAL CORPORATION, a California corporation
By:
Name:
Title:

Exhibit A

REAFFIRMATION AND CONSENT

    All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Amendment Number Two to Loan and Security Agreement, dated as of May  , 2001 (the "Amendment"). The undersigned hereby (a) represents and warrants to Foothill that the execution, delivery, and performance of this Reaffirmation and Consent are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the amendment of the Agreement by the Amendment and to the transactions described therein; (c) acknowledges and reaffirms its obligations owing to Foothill under the Guaranty and any other Loan Documents to which it is a party; and (d) agrees that each of the Guaranty and any other Loan Documents to which it is a party is and shall remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that Foothill has no obligations to inform it of such matters in the future or to seek its acknowledgement or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of California.

AUSTRALIA, NETWORK COMPUTING DEVICES (BENELUX) B.V., a company organized under the laws of The Netherlands
By:
Name:
Title:
NETWORK COMPUTING DEVICES (CANADA), INC., a corporation organized under the laws of Canada
By:
Name:
Title:
NETWORK COMPUTING DEVICES (FRANCE) S.A.R.L., a company organized under the laws of France
By:
Name:
Title:

NETWORK COMPUTING DEVICES, GMBH, a company organized under the laws of Germany
By:
Name:
Title:
NCD GRAPHIC SOFTWARE CORPORATION, an Oregon corporation
By:
Name:
Title:
NETWORK COMPUTING DEVICES (FSC), INC., a Guam corporation
By:
Name:
Title:
NCD ACQUISITION CORP., an Indiana corporation
By:
Name:
Title:
NETWORK COMPUTING DEVICES (UK), LTD., a company organized under the laws of England
By:
Name:
Title:
NETWORK COMPUTING DEVICES SCANDINAVIA AB, a company organized under the laws of Sweden
By:
Name:
Title:

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AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT
Exhibit A REAFFIRMATION AND CONSENT